Exhibit 10.13.6

EXECUTION VERSION

SIXTH AMENDMENT TO AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

This Sixth Amendment to the Amended and Restated Stockholders’ Agreement, dated as of March 4, 2020 (this “Amendment”), is entered by and between Agilon Health Topco, Inc., a Delaware corporation (the “Company”) and CD&R Vector Holdings, L.P., a Cayman Islands exempted limited partnership (the “Major Holder”).

WHEREAS, the Company, the Major Holder and the Stockholders are party to the Amended and Restated Stockholders’ Agreement in respect of the Company, dated November 29, 2019, as amended by the Company and the Major Holder in the First Amendment to the Amended and Restated Stockholders’ Agreement, dated December 19, 2019, the Second Amendment to the Amended and Restated Stockholders’ Agreement, dated December 27, 2019, the Third Amendment to the Amended and Restated Stockholders’ Agreement, dated December 31, 2019, the Fourth Amendment to the Amended and Restated Stockholders’ Agreement, dated January 30, 2020 and the Fifth Amendment to the Amended and Restated Stockholders’ Agreement, dated February 18, 2020 (as amended from time to time, the “Existing Agreement”);

WHEREAS, Section 17.6 of the Existing Agreement provides that any term of the Existing Agreement may be amended with the written consent of the Company and the Major Holder if such amendment (i) does not materially and disproportionately adversely affect a Stockholder in a materially different manner than all of the other Stockholders and (ii) does not adversely affect any Purchaser; and

WHEREAS, on the date hereof, the Company will enter into an Investment Agreement with the Capital World Purchasers (as defined in Section 2).

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Existing Agreement.

2. Amendment to the Existing Agreement. As of the date hereof and effective immediately prior to the effectiveness of the Zurich Investment Agreement (as defined below):

(a) Section 1 of the Existing Agreement is hereby amended to delete the definitions for “Capital World Investment Agreement,” “Capital World Purchasers” and “Investment Agreements” and insert each of the following definitions in alphabetical order:

“‘Capital World’ shall mean Capital Research and Management Company or any Affiliate or successor thereof.”

“‘Capital World Investment Agreements’ shall mean the Investment Agreements, dated as of January 4, 2019 and March 4, 2020, by and among the Company and the Capital World Purchasers.”

“‘Capital World Purchasers’ shall mean Purchasers as defined in the respective Capital World Investment Agreements, and any permitted transferee from any such Capital World Purchaser.”

“‘Investment Agreements’ shall mean the Morgan Stanley Investment Agreement, the Capital World Investment Agreements, the Rock Springs Investment Agreement, the Wellington Investment Agreement, the BlackRock Investment Agreement, the Durable Investment Agreement, the SeAH Investment Agreement, the Northwestern Investment Agreement and the Zurich Investment Agreement.”

(b) Section 6 of the Existing Agreement is hereby amended and restated in its entirety as set forth below:

“Exempt Transfers. Notwithstanding the foregoing, the notice, first refusal and co-sale rights set forth in Section 5 above shall not apply to, (a) in the case the Stockholder or the Major Holder is an entity, any Transfer to its Affiliate, (b) any Transfer by (i) any Morgan Stanley Purchaser or MS Agent, (ii) any Capital World Purchaser, (iii) the Rock Springs Purchaser, (iv) the Wellington Purchaser, (v) the BlackRock Purchaser, (vi) the Durable Purchaser, (vii) any SeAH Purchaser, (viii) the Northwestern Purchaser or (ix) any Zurich Purchaser (each, a “Purchaser Transferor”) on behalf of such Purchaser Transferor, to another fund or account managed, advised or sub-advised by MS Agent (in the case of any Morgan Stanley Purchaser or MS Agent), Capital World (in the case of any Capital World Purchaser), Rock Springs Capital Management LP (in the case of the Rock Springs Purchaser), Wellington (in the case of the Wellington Purchaser), BlackRock (in the case of the BlackRock Purchaser), Durable (in the case of the Durable Purchaser), SeAH (in the case of any SeAH Purchaser), Northwestern (in the case of the Northwestern Purchaser) or Zurich (in the case of any Zurich Purchaser) or, in the case of each of the foregoing, to an affiliated investment adviser registered pursuant to the requirements of the Investment Advisers Act of 1940, as amended, pursuant to a merger or reorganization of such Purchaser Transferor, (c) any Transfer by any Purchaser Transferor to the Company in accordance with the terms and conditions of the put option in the Morgan Stanley Investment Agreement, Capital World Investment Agreements, Rock Springs Investment Agreement, Wellington Investment Agreement, BlackRock Investment Agreement, Durable Investment Agreement, SeAH Investment Agreement, Northwestern Investment Agreement or Zurich Investment Agreement, as applicable, and (d) in the case the Stockholder is a natural person, any Transfer without consideration to a Stockholder’s ancestors, descendants or spouse or to trusts for the benefit of such persons or the Stockholder, or to any other Person approved by the Board of Directors of the Company; provided, that, in the event of any Transfer made pursuant to such exemption, (A) the Stockholder shall inform the Company and the Major Holder, or the Major Holder shall inform the Company, as applicable, of such Transfer or gift prior to effecting it and (B) the transferee shall enter into a written agreement to be bound by and comply with all provisions of this Agreement, as if it were an original Stockholder hereunder, including without limitation Sections 5, 8 and 9.

Capital Stock subject to a Transfer described in this Agreement shall remain “Capital Stock” hereunder, and such pledgee, transferee or donee shall be treated as the “Stockholder” for purposes of this Agreement.”

(c) Section 10 of the Existing Agreement is hereby amended and restated in its entirety as set forth below:

“Vote to Increase Authorized Capital Stock” Each Stockholder, other than the Capital World Purchasers, the Rock Springs Purchaser, the Wellington Purchaser, the BlackRock Purchaser, the Durable Purchaser, the SeAH Purchasers, the Northwestern Purchaser and the Zurich Purchasers, shall vote or cause to be voted all Voting Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to increase the number of authorized shares of Capital Stock from time to time as requested by the Major Holder.”

3. Date of Effectiveness; Limited Effect. Except as expressly provided in this Amendment, all of the terms and provisions of the Existing Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the parties thereto. Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of the Existing Agreement or as a waiver of or consent to any further or future action on the part of any Party that would require the waiver or consent of any other party. On and after the date hereof, each reference in the Existing Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof,” “herein,” or words of like import will mean and be a reference to the Existing Agreement as amended by this Amendment.

4. Notice to Stockholders. Promptly after the date hereof, the Company shall give written notice of this Amendment to each Stockholder in accordance with Section 17.5 of the Existing Agreement.

5. Miscellaneous. Sections 17.1, 17.2, 17.3, 17.4, 17.5, 17.6, 17.7, 17.8, 17.9, 17.12, 17.13, 17.15 and 17.16 of the Existing Agreement shall apply to this Amendment mutatis mutandis.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

THE COMPANY:

AGILON HEALTH TOPCO, INC.

By:	/s/ Ravi Sachdev
Name: Ravi Sachdev Title: President

[Signature Page to Sixth Amendment to the Amended and Restated Stockholders’ Agreement of Agilon Health Topco, Inc.]

MAJOR HOLDER:

CD&R VECTOR HOLDINGS, L.P.

By: CD&R Investment Associates IX, Ltd., its general partner

By:	/s/ Theresa A. Gore
Name: Theresa A. Gore Title: Vice President, Treasurer and Assistant Secretary

[Signature Page to Sixth Amendment to the Amended and Restated Stockholders’ Agreement of Agilon Health Topco, Inc.]